UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TGC Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

IMPORTANT SPECIAL MEETING OF SHAREHOLDERS

January 15, 2015

Dear Shareholder:

By this time, you should have received the joint proxy statement/prospectus for the upcoming special meeting of shareholders of TGC Industries, Inc. (“TGC”), to be held on February 9, 2015.

In the event that you have not yet voted your proxy, we have enclosed a duplicate for your use. Please sign and date the proxy and mail it promptly so your shares can be represented at our special meeting.

For the reasons set forth in the TGC proxy statement/prospectus dated December 31, 2014, the Board of Directors of TGC recommends that TGC shareholders vote “FOR” the share issuance proposal, “FOR” the reverse stock split proposal, “FOR” the TGC name change proposal and “FOR” the TGC adjournment proposal.

You may also use one of the following simple methods for promptly providing your voting instructions:

1.                        Internet: Have the control number listed on the enclosed proxy card or voting instruction form ready and follow the online instructions at www.proxyvote.com.

2.                        Telephone: Have the control number listed on the enclosed proxy card or voting instruction form ready and call (800) 690-6903.

3.                        Mail: Sign, date, mark and return the enclosed proxy card or voting instruction form in the postage-paid return envelope provided.

If your proxy has already been voted, please disregard this letter. We appreciate your support and continuing interest in TGC.

Sincerely,

James K. Brata Secretary